EXHIBIT 3.1




                             ARTICLES OF AMENDMENT
                                       TO
                          ARTICLES OF INCORPORATION OF
                       SOUTHERN GROUP INTERNATIONAL, INC.
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                              ARTICLES OF AMENDMENT

                                       TO

                          ARTICLES OF INCORPORATION OF

                       SOUTHERN GROUP INTERNATIONAL, INC.

Pursuant  to  the  provisions  of  section  607.1006,   Florida  Statues,   this
corporation adopts the following articles of amendment to its articles of incorporation.

FIRST: Amendment(s) adopted (indicate article number(s) being amended, added or deleted)

    Article I - The name of the corporation is changed to National Coal Corp.

SECOND:  If  an  amendment  provides  for  an  exchange,   reclassification   or
cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself, are as follows:

FOURTH:  Adoption of Amendment(s) (CHECK ONE)

_X___ The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) was/were sufficient for approval.

____ The amendment(s) was/were approved by the shareholders through voting groups.

         The following statement must be separately provided for each voting group entitled to vote separately on the amendments(s):

         "The number of votes cast for the amendment(s) was/were sufficient for approval by common shares."
            -------------
             voting group

____ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

____ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

The date of adoption of the amendment is July 17, 2003.

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Signed this day 17th day of July, 2003

Signature /s/Jon Nix
        _________________________________________________
         (by the Chairman of Vice Chairman of the Board of Directors, President or other officer if adopted by the shareholder)


                                    Jon Nix
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                              Typed or printed name


                                    President
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                                      Title























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